UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

ENVIROSAFE, CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52407	94-3251254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8/F, Tower B, National Software Industry Zone, Gao Tang Xin Jian Zone, Tian He District Guangzhou, P.R.China 510663
(Address of principal executive offices)

Registrant’s telephone number, including area code: (8620) 6108-8998
Registrant’s fax number, including area code: (8620) 61088999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
_________________

Copies to:
Jared P. Febbroriello, Esq. LL.M. - Principal
JPF Securities Law, LLC
19720 Jetton Road, 3rd Floor
Cornelius, NC 28031
Phone: (704) 897-8334
Fax: (888) 608-5705

ENVIROSAFE, CORP.

CURRENT REPORT ON FORM 8-K

		Page

Item 1.01.	Entry into a Material Definitive Agreement	3

Item 2.01.	Completion of Acquisition or Disposition of Assets	3

	Share Exchange Agreement

	Organizational Charts

	Description of Envirosafe’s Business

	Description of ADDE’s Business

	Management’s Discussion and Analysis or Plan of Operations

	Risk Factors

	Security Ownership of Certain Beneficial Owners and Management

	Directors and Executive Officers

	Executive Compensation

	Certain Relationships and Related Transactions

	Description of Securities

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	18

Item 5.06.	Change in Shell Company Status	18

Item 9.01.	Financial Statements and Exhibits	18

Item 1.01    Entry into a Material Definitive Agreement

As of March 4, 2008, the Registrant executed a Plan of Exchange (the “Agreement”) between and among the Registrant, ADDE EDUCATION HLDS LTD., a corporation organized and existing under the laws of Hong Kong Special Administrative Region of People’s Republic of China (“ADDE”), the shareholders of ADDE (the “ADDE Shareholders”) and the Majority Shareholder of the Registrant (the “EVSF Shareholders”).  This Plan of Exchange is hereby incorporated by reference from the Form 8-K filed with the Commission on March 11, 2008.

Item 2.01    Completion of Acquisition or Disposition of Assets

Share Exchange Agreement

Introduction

In this transaction, Envirosafe Corp., a Delaware corporation (“EVSF”), and registrant pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), entered into a Share Exchange Agreement (the “Agreement”) on March 4, 2008, between and among the EVSF, ADDE Education Hlds Ltd., a corporation organized under the laws of Hong Kong Special Administrative Region of People’s Republic of China (“ADDE”), and Guoqiang Zhan, the President and a Director of EVSF (“Mr. Zhan”). ADDE is the holding company of Hao Yu Education Technology Co. Ltd., a corporation organized and existing under the laws of the Peoples’ Republic of China ("Hao Yu"), pursuant to a Share Exchange Agreement, dated March 1, 2008, between the Shareholders of ADDE and Hao Yu, pursuant to which the Shareholder of Hao Yu agreed to exchange 100% of the share capital of Hao Yu for approximately US$ 144,286.  The share exchange transaction was consummated on July 31, 2008, and as a result, Hao Yu became a wholly owned subsidiary of ADDE.  This Current Report on Form 8-K contains the disclosure with respect to Hao Yu required by Form 10-SB and a full audit of the financial statements of Hao Yu as well as pro forma financial information with respect to EVSF and Hao Yu, as required by Item 9.01 of Form 8-K.  The Share Exchange Agreement is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

The Agreement

EVSF, ADDE, and Mr. Zhan entered into the Agreement pursuant to which EVSF agreed to acquire from ADDE one hundred percent (100%) of all of the capital stock of ADDE (the “ADDE Share Capital”), in exchange for an issuance by EVSF of 20,000,000 new shares of Common Stock and 1,350,000 new shares of Preferred Stock (1:50) of EVSF to ADDE.  In addition, ADDE and/or the ADDE Shareholders would acquire 632,253 shares of EVSF Common Stock from Mr. Zhan in exchange for a cash payment by ADDE and/or the ADDE Shareholders of an amount equal to $260,000 to Mr. Zhan and a promissory note payable to Mr. Zhan by ADDE and/or the ADDE Shareholders in an amount equal to $260,000 which shall be guaranteed by EVSF and collateralized by 10,000,000 shares of EVSF stock issued out of treasury and pledged by EVSF.  The promissory note made by the ADDE and/or the ADDE Shareholders, guaranteed by EVSF, and payable to Mr. Zhan shall be interpreted together with this Agreement.  The Share Exchange Agreement is attached as Exhibit 2.1 hereto, and incorporated by reference herein.

In addition, pursuant to the terms and conditions of the Agreement:

·
EVSF shall eliminate all known or potential liabilities of EVSF as of the closing date.  This shall include, but is not limited to, any accounts payable, accrued expenses, as well as any liabilities shown on its annual report for the fiscal year of 2007 (Form 10-KSB) filed with the Securities and Exchange Commission prior to the Closing.  An acknowledgement from EVSF, Mr. Zhan and the EVSF Shareholders that they will be fully responsible for any unknown or undisclosed liabilities up until transfer of control under this Share Exchange Agreement;

·
EVSF and EVSF Shareholders shall pledge that any expenses concerning any known or unknown lawsuit, legal dispute or any correlation expense caused by original EVSF Corporation and their shareholders, EVSF shall undertake full responsibility and afford the correlation expenses after the Closing.  A comfort letter referencing EVSF prepared by a third party law firm confirming that to the best of their knowledge after reasonable due diligence, EVSF has no pending or threatened litigation;

·
A deposit of 632,253 shares of Common Stock of EVSF into the escrow account of Greentree Financial Group, Inc. (“Escrow Agent”) in exchange for the cash payment of $260,000 and $260,000 promissory note made by ADDE Shareholders which shall also be simultaneously deposited into the escrow account of Escrow Agent;

·	The issuance of 20,000,000 new shares of Common Stock and 1,350,000 new shares of Preferred Stock of EVSF to the ADDE Shareholders, which should take no longer than 60 days;

·	The resignation of Mr. Zhan from the board of directors and as officer of EVSF and appointment of his successor(s) as designated by ADDE and/or the ADDE Shareholders;
·	A pledge of 10,000,000 shares of EVSF common stock to be used as collateral on the above mentioned promissory note;

·	A fully executed guarantee of the promissory note from EVSF in favor of Mr. Zhan.

The parties intend that the transactions qualify and meet the Internal Revenue Code requirements for a tax free reorganization, in which there is no corporate gain or loss recognized by the parties, with reference to Internal Revenue Code (IRC) sections 354 and 368.

As a result of the above exchange, ADDE will have a total of 20,632,253 shares of the Common Stock and 1,350,000 shares of the Preferred Stock (1:50) of EVSF, or a ‘controlling interest’ in EVSF representing approximately 93.2% of the issued and outstanding shares of Common Stock and will have appointed their candidate(s) to the board of directors at Closing.  The existing director will continue to serve and will resign in compliance with Rule 14f-1 of the Exchange Act.

As of the Closing, Mr. Yanbin Guo (Mr. Guo) and Ms. Changping (Ms. Yan) were appointed as Directors, to serve together with Mr. Zhan, and Mr. Guo was also appointed as President.

At Closing, Mr. Zhan resigned his office as President and resigned his position as a director effective upon the expiration of the ten day period after a Schedule 14F-1 has been mailed to the shareholders of record.  Accordingly, the new board of directors consists of Mr. Guo and Ms. Yan.

On August 7, 2008, the board of directors of the Company approved the appointment of Mr. Baolong Liu to the position of Chief Financial Officer of the Company, e ffective immediately.

As of the date of the Agreement there are no material relationships between the Registrant and any of its affiliates, other than in respect of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of each such agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Agreement refer to Hao Yu, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Agreement refer to the Registrant and its subsidiaries. Information regarding EVSF, ADDE and Hao Yu, and the principal terms of the transactions consummated hereby are set forth below.

Description of Envirosafe’s Business

Overview

EVSF originally incorporated in Delaware as Envirosafe Corporation in 1996.  EVSF was formed to produce a comprehensive suite of disinfecting, cleaning, and bioremediation products for the consumer, commercial, institutional and municipal markets.  However, EVSF was not very successful in developing this business model and had very limited revenues.

In 2007, former management resigned and was replaced by a new board and new officers and directors.  Recognizing the need to increase shareholder value, the new Board was determined that the only way to enhance shareholder value was to seek potential business opportunities and effect a business combination with a target business with significant growth potential which, in the opinion of EVSF management, could provide a profit to both EVSF and its shareholders.

EVSF is a development stage company, and when the opportunity to consummate a reverse merger with ADDE came along, the Board of EVSF deemed this to be in the best interests of shareholders. EVSF is currently authorized to issue 500,000,000 shares of common stock and 10,000,000 shares of preferred stock. It currently has 22,141,375 shares of common stock and 1,350,000 shares of preferred stock issued and outstanding.

Description of ADDE’s Business

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Agreement refer to Hao Yu, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Agreement refer to the Registrant and its subsidiaries.

Introduction to the Business of ADDE

ADDE is a corporation organized under the laws of Hong Kong Special Administrative Region of People’s Republic of China.  ADDE has consummated an agreement to make an acquisition of 100% of the share capital of Hao Yu Education Technology Co. Ltd., a corporation organized and existing under the laws of the Peoples’ Republic of China, from the Hao Yu Shareholder.  Item 9.01 of Form 8-K would require an audit of the operations of Hao Yu, together with disclosure at the Form 10-SB level about the operations of Hao Yu.  What follows is the disclosure required by Form 8-K.

Introduction to the Business of Hao Yu

Hao Yu was incorporated in connection with the innovation and modernization of Chinese education. It is located in TianHe Software Zone, Guangzhou, under which there are three manufacturing bases of R&D and six modernization production lines. Hao Yu set up branches and offices in mainland China and established labs in Beijing Normal University, Capital Normal University, East China Normal University, South China Normal University, and GuangXi Normal University.  It also cooperates with other foreign universities and institutes. The registered capital of Hao Yu is US$138,000.

Hao Yu is a high-tech company specializing in the R&D of education products and technology applications. The brand names “Discover the World,” a portable multimedia system, and the “Learn and Test” computer application for students maintain a strong reputation in China. Hao Yu also participated in the research of PDA applications in education, which provide not only the theory but also the service support in connection with informative education.

After a few years, Hao Yu has obtained ISO9001 recognition. With a strong educational background, extensive cooperative resources and a professional team, Hao Yu has become the leading education modernizer in China and in its approach to the international education technology industry.

Hao Yu is equipped with a professional team with extensive experiences. Most of the team has participated in drafting industry benchmarks and has a comprehensive understanding of foreign and domestic lab facilities. Moreover, Hao Yu has fully supporting customer service, which is a competitive advantage in the industry.

Currently, the Company has 64 employees, consisting of 13 employees in administrative and financing department, 15 marketing and sales personnel, 10 quality inspectors, 23 employees in research and development department, and 3 employees in purchasing department.

Along with the propulsion of the comprehensive educational research, service and product program, Hao Yu has already created a new means of “production,” “study” and “research,” and Hao Yu has also worked with scientific and technological innovation, research results and educational services for the core productivity. Hao Yu resolves to develop and have its own intelligent property rights and to have its products become the advanced information-based product all around the world. This company created a new phase for the national teaching and information construction. This program may not only provide great benefits to schools, but it may also encourage a profound social interest and a deep educational reform.

In 2002, Hao Yu developed and produced a range of “Learn and Test” functional calculators and obtained the identification of Guangdong Education Equipment Center.  In 2003, Hao Yu obtained the corporation qualification issued by Guangdong Information Industry Bureau.  Also in 2003, the “Learn and Test” calculator program obtained the registration certification approved by the Guangdong Information Industry Bureau.  Hao Yu’s science calculators, XK-150 and XK-80 were highly recommended in 2003 by the education departments of Guangdong, Guangxi, Yunnan, Shanxi, Xinjiang, Hebei and Shangai among others.  Hao Yu also registered the trademark of “Explore the World” in 2003 and had it approved by the National Trademark Bureau.  In 2003, Hao Yu registered the software of its multifunctional collector system and the patent thereof.  In 2004, the general manager of Hao Yu, Mr. Yanbin Guo, was nominated as the engineering consultant for chemistry education materials edited by Beijing Normal University.  The Company products began to apply in chemistry and physics in high schools.  Hao Yu applied for and obtained the patent for its new sensor technology in 2005.  Finally, also in 2005, Hao Yu registered the experiment system software of “Explore the World” approved by the Guangzhou Software Association.

The audited financial statements of Hao Yu are set forth in Exhibit 99.1 hereto.  They have been audited by PKF Accountants & business advisers.  Attached to the financial statements is a copy of the report of June 30, 2008 thereon.

Detail of Hao Yu’s Operations

The experiment systems developed by Hao Yu are in conformity to the new educational purpose. Hao Yu products use the advanced technology of data collection, sensor and wireless control and video image with handy appearance, which can virtually upload live experiments and analyze the information collected.

The system is designed to be used in new middle school science courses. Teachers and students may perform experiments automatically with the experiment systems instead of performing them in the traditional method. This not only ensures the accuracy of the collected data, but the system also analyzes the information accordingly. Through the message upload from the sensor named, “Discover the World,” to the computer, students may study and research under the instruction of teachers and arrive at the proper conclusions.

Through the use of physics, chemistry and biology applications, the system provides more senses and chances for students to practice the procedure of experiments. As the newly designed education facility, the system enables students to have a better understanding of experiments and to realize the importance of practical experience.

Hao Yu currently has four product categories.  These include:

·
Information collectors
o “Discover the World” portable multimedia system

o Precision measurement system:  The system can measure the time, real-time speed, average speed and acceleration of the moving object.

o Scientific collector system:  The system is designed in compliance with experiment courses in primary schools and middle schools.  It consists of five sensors for students to test the temperature, humidity, pressure, light and sound both indoors and outdoors.  When connected with a computer, the collective information can be transferred to analysis, which is one of the tools for students to monitor their environment and to discover science.

·
Sensors
o Chroma sensors:  This type of sensor assists with researching and/or testing reaction speed research, liquor pH indicator tests, the saturation concentration of a compound, Vitamin C reducibility, oxygenation reducibility, temperature concentration and balanceable effects to bromine and I-hydronium match, COD tests, and tests through color contrast to determine the iron content in anti-anemia drugs.

o Breathe sensors:  This type of sensor assists with studying aspiratory models when students remain at rest, aspiratory models when students perform simple activities such as breathing and drinking, aspiratory rates of athletes versus non-athletes, aspiratory rates of males versus females, aspiration before and after exercise, aspiration before and after caffeinated drinks, the effects of an increase in carbon dioxide on aspiratory rates, and the aspiratory rate of students versus their heartbeat rate.

o CO2 sensors:  This type of sensor aids in the study of botanic photosynthesis, human breath, animal breath, automobile emission, whether budded seeds produce carbon dioxide, the budded seed’s breath out of oxygen, the respiration of the sugar in yeast, how temperature affects respiration, how light affects the carbon dioxide transition of plants, yeast respiration, and catalase.

o Relative humidity sensors:  This type of sensor assists with the study of energy transition, liquid evaporation and distillation, boiling points and freezing points of water, the melting curve of crystals and non-crystals, refrigerant speed and efficiency, the evaporation of liquid, the absorption and release of heat by the three states of matter, the relation between air pressure and temperature, heat radiation and exchange, the relationship between boiling point and pressure, Charles’ Law, and Gay-Lussac’s Law.

o pH sensors:  This type of sensor aids in the study of the pH of different drinks and different brands of drinking water, edaphic pH, the study and simulation of acid rain, the study of water pollution, the purification of water, how acid rain affects growing plants, the pH of saliva before and after eating sugar, the buffer action in the biological system, film permeation, how pH affects active enzymes, the environmental research on biology, and muscular fatigue.

o Electrical conductivity sensors:  These sensors aid in the study of the conductance rate of different liquids, the purification of water, proliferate film, muscular fatigue, and resistance to water and soil.

o Land humidity sensors
o Flow rate sensors
o Angular rotation sensors
o Controlling switch sensors

·	Digital meteorological station on campus
·
Digital analyzing software

o Software of “Discover the World”:  This software deals with and analyzes dates by sensor.  It can also form curves and figures, and it works with an oscillograph.  This software helps students coordinate, analyze and apply data through experiments.

o Functions and features of digital analyzing software (for primary schools)

▪ Digital display:  digital form, stimulator form (finger), curve

▪ Trigger alarm:  collect data above or below the set number, music has been triggered, including 100 kinds of interesting sounds, and can be edited freely

▪ Sound play:  can play all sound that formed from different digitals

▪ Automatic calculations:  can calculate the average rate curve, the difference between the two points, and the difference between the maximum and minimum automatically

▪ May designate any time difference between two points, the countdown to the time difference (frequency) and amplitude difference, the interface background, observation, gridlines, data, text color can be set freely

▪ Can be collected through experimental data output to Excel for a more in-depth analysis and application

o Functions and features of digital analyzing software (for high schools)

▪ Digital display:  digital form, stimulator form (finger), curve in real time

▪ System can collect 1-3 group sensor data automatically, simultaneously, and continuously and unread data can also be entered into the sensor manually

▪ Built-in harmonic-frequency generator can be set; the second, third, fourth, fifth and sixth homonym output can be produced and displayed simultaneously

▪ The curve on the screen can be rolling, zooming and lessening up and down, left and right, or choose to observe freely

▪ Can be collected by the experimental data output to Excel from a more in-depth analysis and application

Hao Yu’s education system is composed of four parts:  (1) the core operating system, of which the multimedia information collector, “Discover the World,” is the core system.  It is small but has three working modules and adaptable functions; (2) system accessories—there are approximately 60 categories of sensors; (3) application software that connects the computer and hardware of the system to strengthen the experimental information collection and data processing; and (4) accessories selection through which the user may set up a webcam for distant learning.

The most prominent technological innovation of the system is the combination of modern information technology and hands on education into the system. Its technical instrument not only conforms to the national curriculum standard, but it is also innovative, distinctive and applicable to the education industry in the following aspects:

·
The Collector has three working modules.
o Independent working module (i.e., offline portable)
o Normal online working module (i.e., the connective module between the “Discover the World” system and the PC)
o Wireless online working module.  The wireless online working module is a unique innovative technology of “Discover the World,” the palm synthesized scientific laboratory system.  Under this working module, the signal sensed by the collector transmits through its built-in wireless radio frequency (RF) launcher to distant places (within 300 meters), such as to receivers on computers, and then processes the data afterwards.  This working module is suitable for the experiment under particular circumstances.  It allows the operator to be away from a certain spot and still have a real time monitor on the experimental process.

·
The experiment data are real-time and are represented in different ways. Presently, many universities and scientific institutions use precision measurement instruments without intelligent adaptors, but they depend on paper records to show measurement results.  What schools need mostly are facilities having automatic data procession, dynamic display and cost effective analysis.  Based on the great demand, the R&D staff added the new function of display analysis from the collector to the chip, which displays the collected graph, form and virtual instruments associated with the educational purpose in real time.

·
Automatic recognition on sensors.  “Discover the World” collectors may identify more than 50 different sensors automatically, whether developed by Hao Yu or other domestic or foreign manufacturers.  This new function is designed related to the requirement of educational technical innovation.  It relieves the workload for teachers and students to complete the complex identification and setting, which lowers the difficulty in the experiment process and spares more time to focus on the result.  Up until now, among other similar Chinese products, only “Discover the World” can realize the automatic identification.

·
The triggering function can collect information in real time automatically.  The highlight of this function allows the operator to edit the data collection program in advance and to set up the time to start working.  The collector may work automatically upon the message received, and the operator is free from doing anything.  Due to this strong feature, students may largely extend their research in accordance with educational innovation.  For example, a student needs to study the light changes between daytime and midnight to further study the phenomenon of the earth’s rotation.  He may edit a program to make the collector work every 30 minutes and process 48 hours of continuous time.  Then, the collector will be set in a proposed place and work on the desired task without disturbance.

·
Monitor different experiments simultaneously.  According to a range of requirements for the scientific experiments, one collector may affect four groups of virtual input data entry independently and simultaneously (for a total of eight groups) in compliance with the teaching requirements for middle schools and universities.  This is the leading technology in the domestic market compared to other similar products that can only provide a maximum of six groups of virtual inputs.  The technology enables the system to affect real time monitoring, record and repeat the video or audio experiments.  If the system is facilitated with a camera, by means of the “Discover the World” software, teachers can record the experiment and store the successful ones for educational purposes.  This function aims at establishing an education platform for experience communication and research materials in the future.

How much Hao Yu Sells

Our net sales to unaffiliated customers for the fiscal year ended December 31, 2007 were approximately $1,162,900.  This is an increase of 14% from the year ended December 31, 2006.  This increase is attributed to the education innovation, whereby the lab facilities have a considerable marketing potential.

Where Hao Yu Does Business

Currently, Hao Yu conducts its operations from its headquarters in TianHe Software Zone, Guangzhou Province, the PRC.  Hao Yu works out of its branches and offices in mainland China and also through its labs in Beijing Normal Univeristy, Capital Normal University, East China Normal University, South China Normal University, and GuangXi Normal University.

Where Hao Yu is Headed

Our strategies for achieving continued success include:

·	Being first in new technological innovations

·	Providing a high quality and stable product

·	Improving our marketing efforts in exhibitions and local media

Hao Yu’s sources of revenues

The revenues of Hao Yu’s educational system operations will come from increased usage of its products and the development of new technological innovations for sale.

Factors that affect sales volumes for the educational system include:

·	Chinese laws and regulations
·	World gross domestic product growth

·	Development of additional value-added products and services

Factors that affect the prices for the educational system include:

·	World economic environment
·	Relative strength of the Chinese RMB

·	Quality of products and services provided
·	Abundance of products and services provided

 Analysis of the Markets for the educational system

With an increase in both Chinese gross domestic product (GDP) and national education input from 2001-2005, there seems to exist a positive outlook for the market of the educational system.

The projected value of the target market is approximately US$1.8 billion, which is only one third of the overall market volume in China. Pursuant to the latest notice released from the Office of the Ministry of Education in 2007, in 2010, all Chinese high schools must be equipped with the educationally innovative lab system.

In 2005, there were 366,200 primary schools, 62,486 junior middle schools, 31,532 high schools, and 2,273 universities and colleges in China. The demand for the educational system is projected to double or triple in the coming five years.

In the eleventh Five-Year Plan, the idea of speeding up the innovation of the education course had been mentioned in the article, “Strengthen the education innovation,” and students were encouraged to think more creatively and to develop practical abilities. As a result, the sensors and collectors are widely used. In 2004, some of the institutes began to adopt this new project and made plans to purchase the system. Under the instruction of the government in 2006, approximately 50%-60% of institutes will be involved in some way with this creative experiment system.

In 2004, there were four provinces, Shan Dong, Ning Xia, Guangdong, and Hai Nan, that began the innovation of new courses. In the following three years up to 2007, there were 14 provinces involved in the project including Jiang Su, Tian Jing, Zhe Jiang, An Hui, Liao Ning, Beijing, Hu Nan, Hei Long Jiang, Ji Lin, Shan Xi.

Competition

Currently, there are similar products used in the world.  The two main manufacturers in the US are TI Company and PASCO company while Shan Dong Yuan Da and Beijing Kemingyuan have a more mature technology on product development in China.

The overall technology of foreign products is more stable and has advanced functions for application in the education industry, but it is not applicable for the Chinese market.  This is because foreign products are more expensive, foreign products are not applicable to the current Chinese education, there’s only English instruction for the foreign software and experiment designs, and customer service for foreign products cannot immediately assist professors in China to solve the usage problem.

There are also several problems with similar products in China.  Similar Chinese products only focus on presentation without any program designed to give the student hands on experience.  These products also have unstable functions and a high maintenance cost.

Products competing with Hao Yu’s educational system include:

·
Lang Wei.  This product captures 15% of the market and is sold by ShanDong Yuan Da Network Multi-media Company, Ltd.  Lang Wei comes with complete accessories and was developed in middle schools to meet with the education requirements.  However, the technology is easily imitated.

·
GQY.  GQY captures 7% of the market and is sold by GQY Digital Education Equipment Company Ltd.  This product is made in China, and its appearance is similar to PASCO with sound material and LCD.  However, the technology is not stable, and the marketing is not mature.  The product lacks style.

·
SuWeiEr.  SuWeiEr captures 8% of the market and is sold by Nan Jin SuWeiEr Technology Company Ltd.  This product is made in China, has a certain market in NanJing, and is priced the cheapest out of all the educational products.  Nevertheless, the technology is not stable, and the marketing is unsatisfactory.

·
Shanghai Zhong Ke. This product captures 4% of the market and is sold by Shanghai Zhong Ke Modern Lab Equipment Company, Ltd.  Shanghai Zhong Ke is made in China, and the price falls approximately in the median of educational system prices.  It offers no special advantages, and the technology is low and unstable.  The market share is limited.

·	SuperLab. SuperLab captures 10% of the market and is sold by Ning BoHua Mao. This product has better marketing channels than some of the other products. However, its technology is unstable.

·
PASCO.  This product captures 10% of the market and is sold by Guangdong MaiDaWei Education Instrument Company, Ltd.  PASCO is an import product with stable technology, scientific design, and sound appearance.  It is the most expensive, and it is too professional to be used by students.

·
Vernier.  This product captures 7% of the market and is sold by ShenZheng KangXinDa Electricity Company, Ltd.  Vernier is an import product with stable technology, but it is expensive.  The product does not fully comply with the educational material.

·
Korea KD.  Korea KD captures 12% of the market and is sold by ShangHai DongFang Education Tool Company, Ltd.  This product is an import product with stable technology, but it is expensive.  Its sales are mostly in Shanghai.

Hao Yu’s “Discover the World” product captures 20% of the market.  Hao Yu was the first manufacturer to develop this product, and the product is stable and maintains a high reputation based on foreign technology and cooperation with many universities in China.  However, it lacks advertisements on exhibitions and local media.

Competitive Advantages and Strategy

Currently, there are similar products used in the world. The two main manufacturers in the US are TI company and PASCO company while Shan Dong Yuan Da and Beijing Kemingyuan have a more mature technology on product development in China. The digital education system named “Discover the World” developed by Hao Yu has the following competitive advantages:

1)	Equipped with a professional team able to participate in product developments in compliance with the innovation of national education;

2)	Has many technologies of strong competition to compare with similar products in quality, feature and price;

3)
Set up education resource centers and a complete system of sales, service and training in many cities, which establishes a platform to share with the schools and provide the advanced products for educational purposes;

4)	Maintain a long-term relationship with local education departments and institutes to train up to 53,000 teachers for the company’s future product marketing and application.

In comparison to Chinese competitors, the Company believes it possesses superior technological expertise, products, marketing knowledge, and global relationships.

Growth Strategy

The Company’s vision is to further increase its market share and to remain the market leader in the educational system industry by continuing to offer the best quality and most technologically advanced products in its market. Management intends to grow the Company’s business by pursuing the following strategies:

·	Grow capacity and capabilities in line with market demand increases
·	Enhance leading-edge technology through continuous innovation, research and study

·	Continue to improve operational efficiencies and use of nearly all technical advantages.
·	Further expand into higher value-added segments of the educational system industry.

·	Build a strong market reputation to foster and capture future growth in China.

Existing Facilities

Hao Yu is located in TianHe Software Zone, Guangzhou Province, the People’s Republic of China.  It has also set up other branches and offices in mainland China and established labs in Beijing Normal University, Capital Normal University, East China Normal University, South China Normal University, and GuangXi Normal University.  Hao Yu also cooperates with other foreign universities and institutes.

Sales and Marketing

We employ sales persons who market our products to the Ministry of Education and the provincial education commissions.  Although the government agencies do not purchase our product, we need to obtain their approval of the use of our programs for use in connection with the curriculum taught in the schools under their jurisdiction.  We also use these marketing calls to generate information to assist us in developing new educational products and opportunities.  Our sales force is also actively involved with educators in developing curriculums based on the products we produce.  In addition, we plan to maintain long-term relationships with local education departments and institutes to train 53,000 teachers for the Company’s future product marketing and application.

Intellectual Property

Hao Yu’s product is developed by Hao Yu independently, and all techniques are owned by Hao Yu, including all intelligent property rights of “Discover the World,” the palm synthesized scientific laboratory system.  Hao Yu has a patent on the appearance and design of its sensor, distance sensor, power sensor and special experiment car for kinetics.  It also has a patent for the all powerful data collector, and a copyright on the computer software for “Discover the World.”

Customers

Name of Customers	Sales	% of total sales
Shenzhen Jiaoyi Facility Ltd.	US$518,982	26.26%
Guangxin Telecommunication Service Ltd.(Foshan Filiale)	US$348,741	17.65%
Shenzhen Dongqi Teaching Facility Ltd.	US$198,793	10.06%
Shenzhen Wei Er De Ke Teaching Facility Ltd.	US$192,873	9.76%
ShenZhen City Xun Da Tong Technology Ltd.	US$146,460	7.41%

Name of Customers	Sales	% of total sales
Shenzhen Jiaoyi Facility Ltd.	US$518,982	26.26%
Guangxin Telecommunication Service Ltd.(Foshan Filiale)	US$348,741	17.65%
Shenzhen Dongqi Teaching Facility Ltd.	US$198,793	10.06%
Shenzhen Wei Er De Ke Teaching Facility Ltd.	US$192,873	9.76%
ShenZhen City Xun Da Tong Technology Ltd.	US$146,460	7.41%

Regulation

The education industry in China is heavily regulated at all levels - national, provincial and local.  Our business is subject to numerous Chinese rules and regulations, including restrictions on foreign ownership of education companies.  Many of the rules and regulations that we face are not explicitly communicated, but arise from the fact that education is a politically sensitive area of the economy. Since its inception, the Company has been in compliance with applicable regulations.

Legal Proceedings

The Company is not aware of any significant pending legal proceedings against it.

Property

Our corporate headquarters are approximately 1,097 square feet, located at 8/F, No. 1033, Gaopu Road, Gaotang New Building Zone, Tianhe Technology Software Park, Guangzhou City, Guangdong Province, P.R. China. Pursuant to a 5-year leasing agreement, our rental payment is $26,328 per year, which is paid annually and will be increased by 8% every subsequent year. This space is adequate for our present and planned future operations. No other businesses operate from this office space.

Employees

As of July 31, 2008, we have 64 employees, consisting of 13 employees in administrative and financing department, 15 marketing and sales personnel, 10 quality inspectors, 23 employees in research and development department, and 3 employees in purchasing department. None of our personnel are represented under collective bargaining agreements and we believe that we have good relations with our employees.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, EVSF’s ability to raise additional capital to finance its activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Agreement; the future trading of the common stock of EVSF; the ability of EVSF to operate as a public company; its ability to protect its proprietary information; general economic and business conditions; the volatility of its operating results and financial condition; its ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in its filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to EVSF that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. EVSF has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. EVSF does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Agreement refer to ADDE, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Agreement refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

Company Overview

Hao Yu is principally engaged in providing technologically innovative educational systems to Chinese schools.  The systems are designed to be used in new middle school science courses. Teachers and students may perform experiments automatically with the experiment systems instead of performing them by traditional methods. This not only ensures the accuracy of the collected data, but the system also analyzes the information accordingly. Through the message upload from the sensor named, “Discover the World,” to the computer, students may study and research under the instruction of teachers and arrive at the proper conclusions.

The MD&A discussion set forth below is based on the audited financial statements of Hao Yu as of March 31, 2008, December 31, 2007 and December 31, 2006 and the related consolidated statements of operations, shareholders' equity and cash flows for the three months ended March 31, 2008 and the year ended December 31, 2007. A copy of these financial statements is attached as Exhibit 99.1 hereto.

Three Months Ending on March 31, 2008.

Sales:	$1,002,654
Cost of Goods Sold:	$(496,021)
General and Administrative Expenses:	$49,400
Income from Operations:	$424,533
Other Income:	$115,599
Income Before Taxes:	$540,132
Net Profit:	$419,404
Other Comprehensive Income:	$21,412
Total Comprehensive Income:	$440,816

Liquidity and Capital Resources

As of March 31, 2008, cash and cash equivalents totaled $35,758.

The working capital during the period was $655,787, comprised of cash and cash equivalents of $35,758, trade receivables of $483,094, other receivables and prepayments of $225,358, and inventories of $280,837 less trade payables of $783, other payables and accrued expenses of $155,837, amount due to a director of $83,126, and income tax payable of $129,514. Net cash provided by operating activities during the period amounted to $15,203. Net cash used in investing activities amounted to ($7,895). Net cash used in financing activities amounted to ($111,386).

Fiscal Years from January 1, 2007 to December 31, 2007 and January 1, 2006 to December 31, 2006

	For the Year Ended Dec. 31, 2007	For the Year Ended Dec. 31, 2006
Sales:	$1,056,602	$475,721
Cost of Goods Sold:	(845,611)	(204,406)
Operating Expenses:	366,546	374,110
Income (Loss) from Operations:	(155,555)	(102,795)
Other Income:	46,800	46,586
Income Before Taxes:	(108,755)	(56,209)
Net Profit (Loss):	(113,578)	(60,417)
Other Comprehensive Income:	21,879	12,929
Total Comprehensive Income (Loss):	$(91,699)	$(47,488)

Liquidity and Capital Resources

As of December 31, 2007, cash and cash equivalents totaled $136,441.  At December 31, 2006, cash and cash equivalents totaled $63,065.

The working capital for the year ended December 31, 2007 was $217,961, comprised of cash and cash equivalents of $136,441, trade receivables of $550,046, other receivables and prepayments of $84,540, and inventories of $415,522 less trade payables of $641,689, other payables and accrued expenses of $132,788, amount due to a director of $189,087, and income tax payable of $5,024. Net cash used in operating activities for the year amounted to ($50,039). Net Cash used in investing activities amounted to ($7,471). Net cash provided by financing activities amounted to $123,799.

The working capital for the year ended December 31, 2006 was $293,730, comprised of cash and cash equivalents of $63,065, trade receivables of $89,544, other receivables and prepayments of $17,882, and inventories of $298,352 less trade payables of $25, other payables and accrued expenses of $118,804, amount due to a director of $56,284, and income tax payable of $0.  Net cash used by operating activities for the year amounted to ($28,346).  Net cash used in investing activities amounted to ($7,325).  Net cash provided by financing activities amounted to $55,125.

Critical Accounting Policies and Estimates

The discussion and analysis of Hao Yu’s financial condition presented in this section are based upon the unaudited financial statements of Hao Yu, which have been prepared in accordance with the generally accepted accounting principles in the United States. During the preparation of the financial statements, Hao Yu was required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Hao Yu evaluates its estimates and judgments, including those related to investments, fixed assets, income taxes and other contingencies. Hao Yu bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” Hao Yu identified the most critical accounting principals upon which its financial status depends. Hao Yu determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. Hao Yu presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Off-Balance Sheet Arrangements. Hao Yu has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Hao Yu has not entered into any derivative contracts that are indexed to Hao Yu’s shares and classified as shareholder’s equity or that are not reflected in Hao Yu’s financial statements. Furthermore, Hao Yu does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Hao Yu does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Company or engages in leasing, hedging or research and development services with Hao Yu.

Inflation. Hao Yu believes that inflation has not had a material effect on its operations to date.

Income Taxes. Hao Yu has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes. Since Hao Yu had no operations within the United States, there is no provision for US income taxes, and there are no deferred tax amounts as of March 31, 2008. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle current tax assets and liabilities on a net basis.

Recently Issued Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411 “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”.  The management does not expect the adoption of this statement will have any material effect on the Company’s financial statements.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”.  SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  Entities are required to provide enhanced disclosures about:  (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  The management is in the process of evaluating the impact that SFAS 160 will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued two new statements: (a.) SFAS No. 141(revised 2007), Business Combinations, and (b.) No. 160, Noncontrolling Interests in Consolidated Financial Statements. These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in financial statements. The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

(a.)  SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

(b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent’s equity, in financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the statement of income, and (iii) any changes in the parent’s ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is currently assessing the potential impact, if any, for the adoption of SFAS No.159 on its financial statements.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by EVSF may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address EVSF’s growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from EVSF’s forward-looking statements.  These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward-looking statement can be guaranteed and actual future results may vary materially.

EVSF does not assume the obligation to update any forward-looking statement.  One should carefully evaluate such statements in light of factors described in EVSF’s filings with the SEC, especially on Forms 10-KSB, 10-QSB and 8-K.  Listed below are some important factors that could cause actual results to differ from expected or historic results.  One should understand that it is not possible to predict or identify all such factors.  Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

Risk Factors

Investing in EVSF’s common stock involves a high degree of risk.  Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of EVSF’s common stock.  There are numerous and varied risks, known and unknown, that may prevent the Registrant from achieving its goals.  The risks described below are not the only ones EVSF will face.  If any of these risks actually occurs, EVSF’S business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of EVSF’s common stock could decline and investors in EVSF’s common stock could lose all or part of their investment.  The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to EVSF, material risks related to EVSF’s industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

EVSF’s future revenues will be derived from the sale of its technologically advanced educational products in several cities of Guangdong Province and elsewhere.  There are numerous risks, known and unknown, that may prevent EVSF from achieving its goals including, but not limited to, those described below.  Additional unknown risks may also impair EVSF’s financial performance and business operations.  EVSF’s business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks.  In such case, the market value of EVSF’s securities could be detrimentally affected, and investors may lose part or all of their investment. Please refer to the information contained under “Business” in this report for further details pertaining to EVSF’s business and financial condition.

Risks Related To Our Business

Our business is dependent upon the Chinese government’s educational policies and programs .

As a provider of educational services, we are dependent upon government educational policies. Almost all of our revenue to date has been generated from the sale of educational systems relating to courses at different educational levels. To the extent that the government adopts policies or curriculum changes that significantly alter the curriculum used in the Chinese educational system, our products could become obsolete, which would affect our ability to generate revenue and operate profitably. We cannot assure you that the Chinese government agencies would not adopt such changes.

We are subject to numerous Chinese rules and regulations which restrict the scope of our business and could have a material adverse impact on us.

We are subject to numerous rules and regulations in China, including, without limitation, restrictions on foreign ownership of education companies. Many of the rules and regulations that we face are not explicitly communicated, but arise from the fact that education is a politically sensitive area of the economy.  We are not aware that any of our agreements or our current organizational structure is in violation of any governmental requirements or restrictions, explicit or implicit.  However, there can be no assurance that we are in compliance now, or will be in the future.  Moreover, operating in China involves a high risk that restrictive rules and regulations could change.  Indeed, even changes of personnel at certain ministries of the government could have a negative impact on us.  The determination that our structure or agreements are in violation of governmental rules or regulations in China would have a material adverse impact on us, our business and on our financial results.

Our business may be subject to seasonal and cyclical fluctuations in sales ..

We may experience seasonal fluctuations in our revenue in some regions in China, based on the academic year and the tendency of our customers to make purchases relating to their education just prior to or at the beginning of the school year in the autumn.  Any seasonality may cause significant pressure on us to monitor the development of materials accurately and to anticipate and satisfy these requirements.

Our business is subject to the health of the Chinese economy .

The purchase of an educational system such as ours is currently discretionary and dependant upon the ability and willingness of consumers to spend available funds on extra educational products. A general economic downturn either in our market or a general economic downturn in China could have a material adverse effect on our revenue, earnings, cash flow and working capital.

We depend on our senior officers to manage and develop our business .

Our success depends on the management skills of Mr. Yanbin Guo, our president, and his relationships with educators, administrators and other business contacts.  We also depend on successfully recruiting and retaining highly skilled and experienced authors, teachers, managers, sales persons and other personnel who can function effectively in China.  In some cases, the market for these skilled employees is highly competitive.  We may not be able to retain or recruit such personnel, which could materially and adversely affect our business, prospects and financial condition.  We do not maintain key person insurance on these individuals.  We do not have employment contracts with Mr. Guo or any other officers or employees. The loss of Mr. Guo would delay our ability to implement our business plan and would adversely affect our business.

We may not be successful in protecting our intellectual property and proprietary rights.

Our proprietary software products are primarily protected by trade secret laws.  Although we require our authors and software development employees to sign confidentiality and non-disclosure agreements, we cannot assure you that we will be able to enforce those agreements or that our authors and software development employees will not be able to develop competitive products that do not infringe upon our proprietary rights. We do not know the extent that Chinese courts will enforce our proprietary rights.

Others may bring defamation and infringement actions against us, which could be time-consuming, difficult and expensive to defend.

As a distributor of educational materials, we face potential liability for negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that we publish or distribute.  Any claims could result in us incurring significant costs to investigate and defend regardless of the final outcome.  We do not carry general liability insurance that would cover any potential or actual claims. The commencement of any legal action against us or any of our affiliates, whether or not we are successful in defending the action, could both require us to suspend or discontinue the distribution of some or a significant portion of our educational material and require us to allocate resources to investigating or defending claims.

We depend upon the acquisition and maintenance of licenses to conduct our business in China.

In order to conduct business in China, we need licenses from the appropriate government authorities, including general business licenses and an education service provider license.  The loss or failure to obtain or maintain these licenses in full force and effect will have a material adverse impact on our ability to conduct our business and on our financial condition.

Our growth may be inhibited by the inability of potential customers to fund purchases of our products and services.

Many schools in China, especially those in rural areas, do not have sufficient funds to purchase textbooks, educational materials or computers to use our products.  In addition, provincial and local governments may not have the funds to support the implementation of a curriculum using our educational products or may allocate funds to programs which are different from our products. Our failure to be able to sell our products and services in certain areas of China may inhibit our growth and our ability to operate profitably.

Changes in the policies of the government in China could significantly impact our ability to operate profitably.

The economy of China is a planned economy subject to five-year and annual plans adopted by the government that set down national economic development goals.  Government policies can have significant effect on the economic conditions of China generally and the educational system in particular.  Although the government in China has confirmed that economic development will follow a model of market economy under socialism, a change in the direction of government planning may materially affect our business, prospects and financial condition.

Inflation in China could negatively affect our profitability and growth.

While the economy in China has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on profitability. In order to control inflation in the past, the government has imposed controls in bank credits, limits on loans for fixed assets, and restrictions on state bank lending. Such an austerity policy can lead to a slowing of economic growth which could impair our ability to operate profitably.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;

•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	the difficulty of incorporating acquired rights or products into our existing business;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	the effect of any government regulations which relate to the business acquired;

•
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Our operations and assets in China are subject to significant political and economic uncertainties.

Government policies are subject to rapid change, and the government of the PRC may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner that reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in China remains government-owned. For instance, all lands are state owned and leased to business entities or individuals through governmental granting of state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

Price controls may affect both our revenues and net income.

The laws of China give the government broad power to fix and adjust prices. We need to obtain government approval in setting our prices for classroom coursework and tutorials. Although the sale of our educational system is not presently subject to price controls, we cannot give you any assurance that they will not be subject to controls in the future. To the extent that we are subject to price control, our revenue, gross profit, gross margin and net income will be affected since the revenue we derive from our services will be limited and we may face no limitation on our costs. As a result, we may not be able to pass on to our consumers any increases in costs we incur. Further, if price controls affect both our revenue and our costs, our ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable Chinese regulatory authorities.

Our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to the market-oriented economies of most developed countries.

The economy of the PRC has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, the PRC’s economy has been making a transition to a more market-oriented economy, although the government imposes price controls on certain products and in certain industries. However, we cannot predict the future direction of these economic reforms or the effects these measures may have. The economy of the PRC also differs from the economies of most developed countries including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the economy of the PRC were similar to those of other developed countries.

Because our officers and directors reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce United States court judgments against them in China .

Our directors and our executive officers reside in the PRC and all of our assets are located in China. It may therefore be difficult for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the federal securities laws.

We may have limited legal recourse under Chinese law if disputes arise under contracts with third parties.

All of our agreements, which are made by our Chinese subsidiaries, are governed by the laws of China. The Chinese legal system is a civil law system based on written statutes. Accordingly decided legal cases have little precedential value. The government of China has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, these laws are relatively new and their experience in implementing, interpreting and enforcing these laws and regulations is limited. Therefore, our ability to enforce commercial claims or to resolve commercial disputes may be uncertain. The resolution of these matters may be subject to the exercise of considerable discretion by the parties charged with enforcement of the applicable laws. Any rights we may have to specific performance or to seek an injunction under Chinese law may be limited, and without a means of recourse, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Because we may not be able to obtain business insurance in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

Business insurance is not readily available in China. To the extent that we suffer a loss of a type which would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Fluctuations in the exchange rate could have a material adverse effect upon our business ..

We conduct our business in the Renminbi. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade old policy of pegging its currency to the U.S. currency. Under the current policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 6.5% appreciation of the Renminbi against the U.S. dollar between July 21, 2005 and August 31, 2007. However, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. To the extent our future revenues are denominated in currencies other than United States dollars, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse affect on our financial condition and operating results since our operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings.

Recent recalls of Chinese products may affect the market for our stock .

Although we do not sell consumer products in the international market, the recent recalls of Chinese products in the United States and elsewhere could affect the market for our stock by causing investors to invest in companies that are not based in China.

Certain of our stockholders control a significant amount of our common stock ..

Approximately 77% of our outstanding common stock is owned by three shareholders:  Mr. Guoqiang Zhan (29.53%), Greentree Financial Group, Inc. (23.35%) and Brian Kuskie (24.13%).  Thus, these stockholders, if they act together will, be able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may have the effect of delaying, preventing or deterring a change in control, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale and might affect the market price of our common stock.

The terms on which we may raise additional capital may result in significant dilution and may impair our stock price.

We cannot assure you that we will be able to get additional financing on any terms, and, if we are able to raise funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price and could result in a significant dilution to or impair our stock price.

Risks Associated with Investing in our Common Stock

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock., which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we will be required to include an auditor’s report on internal controls over financial reporting for the year ended December 31, 2008. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Although we are not aware of anything that would impact our ability to maintain effective internal controls, we have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, at such time as we are required to comply with the internal controls requirements of Sarbanes Oxley, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

Because of our cash requirements and restrictions in our preferred stock purchase agreement as well as potential government restrictions, we may be unable to pay dividends .

Payment of dividends to our shareholders would require payment of dividends by our China subsidiaries to us. This, in turn, would require a conversion of Renminbi into US dollars and repatriation of funds to the United States. Although our subsidiaries’ classification as wholly-owned foreign enterprises under Chinese law permits them to declare dividends and repatriate their funds to us in the United States, any change in this status or the regulations permitting such repatriation could prevent them from doing so. Any inability to repatriate funds to us would in turn prevent payments of dividends to our shareholders.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock.

Because our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Our stock price may be affected by our failure to meet projections and estimates of earnings developed either by us or by independent securities analysts.

 Although we do not make projections relating to our future operating results, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected.

The volatility of and limited trading market in our common stock may make it difficult for you to sell our common stock for a positive return on your investment.

The public market for our common stock has historically been very volatile. Over the past year, the market price for our common stock has ranged from $0.08 to $0.42. Any future market price for our shares is likely to continue to be very volatile. Further, our common stock is not actively traded, which may amplify the volatility of our stock. These factors may make it more difficult for you to sell shares of common stock.

There is currently no liquid trading market for EVSF’s common stock and EVSF cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for EVSF’s common stock. EVSF cannot predict how liquid the market for EVSF’s common stock might become. EVSF’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol EVSF. EVSF currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards on a higher exchange, or that its common stock will be accepted for listing on any such exchange. Should EVSF fail to satisfy the initial listing standards of such exchanges, or its common stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of EVSF’s common stock could suffer, the trading market for EVSF’s common stock may be less liquid and EVSF’s common stock price may be subject to increased volatility.

The registration and potential sale by the selling stockholders of a significant number of shares could encourage short sales by third parties.

There may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares pursuant to this prospectus, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If the selling stockholders sell a significant number of shares of common stock, the market price of our common stock may decline.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of July 31, 2008, the number of shares of the Company’s Common Stock owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Registrant’s voting stock, and by each of the Registrant’s directors and executive officers and by all its directors and executive officers as a group. The addresses of the beneficial owners are set forth below.

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power

Preferred	Yanbin Guo Rm.805, Tower B, No.108, TaoJin Dong Road, YueXiu District, Guangzhou, P.R. China	614,000	45.5%

Preferred	Changping Yan Rm.302, Tower 7, BaiHe St., JinCui Yuan, Li Jiang Garden, PanYu District, Guangzhou, P.R. China	664,000	49.2%

Preferred	All directors, nominees, and executive officers as a group (three people)	1,278,000	94.7%

Common	Yanbin Guo Rm.805,Tower B, No.108, TaoJin Dong Road, YueXiu District, Guangzhou, P.R. China	20,000,000	90.3%

Common	Changping Yan Rm.302, Tower 7, BaiHe St., JinCui Yuan, Li Jiang Garden, PanYu District, Guangzhou, P.R. China	632,253	2.9%

Common	All directors, nominees, and executive officers as a group (three people)	20,632,253	93.2%

(1) Calculation based on 1,350,000 preferred shares and 22,141,375 common shares issued and outstanding as of July 31, 2008, respectively.
(2) Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers.  All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Yanbin Guo	42	President, CEO, and Director
Baolong Liu	27	CFO
Changping Yan	35	Director

Biographies

Yanbin Guo, President, CEO, and Director – 42

Mr. Guo received his bachelor’s degree in precise instruments from Harbin Industrial University in 1988 and obtained his master’s degree in robot sensoring from the same university in 1991.  He once served as officer in Fu Jian Shi Da Computer Company Guangzhou Office, a public company in China and as IT manager in Guangzhou Wen Dong Technical Company.  From 1998, for three years, Mr. Guo served as the manager of TI Company South China Office.  With a strong technology background and a sound understanding of modern education trends and products, in 2001, Mr. Guo set up Guangzhou Hao Yu Education Technology Company Ltd. for the purpose of specializing in the application technology of precise instruments.  His most recent research focuses on chemical lab equipment, particularly in data collector and sensor technology.

Mr. Baolong Liu, CFO – 27

After his graduation with bachelor degree in Accounting from Zhong Nan Finance University, Mr. Liu obtained the certificate of China Certified Public Account and worked in Guangdong HengXing DeLv CAP Firm as the project manager from 2004 to 2005, in charge of auditing for the domestic companies. From 2006 to 2008, Mr. Liu worked in Shenzhen Peng Cheng CPA Firm for auditing the public companies listing on the Exchanges in China and Hong Kong. The major clients included Northeast Electricity Company, Shen Yang Yin Ji Development Holding Company, and Wu Zhou Transportation Company.

Mr. Liu will be in charge of internal control of our financing department, budgeting, financial projection and other investment related projects during his appointment as the Chief Financial Officer of the Registrant.

Ms. ChangpPing Yan, Director – 35

After obtaining her bachelor’s degree in computer applications from ZhongShan University in 1996, she served as the principle IT backup for at Taiwan ZhongHua Computer, South China area, and she later joined TELECOM and GaoYang Technology Holding Company to work in sales and customer service.  From 1997 to 2000, Ms. Yan continued her overseas study of accounting in New Zealand.  With extensive PC technology, management experience and capital operation, she set up Guangzhou Hao Yu Education Technology Company Ltd. to engage in, self-develop, and industrialize educational software.

Meetings of Our Board of Directors

The Registrant’s Board of Directors took all actions by unanimous written consent without a meeting during the fiscal year ended December 31, 2007. Hao Yu’s Board of Directors held no formal meetings during the period commencing on January 1, 2008 and ending on March 31, 2008.

Board Committees

Audit Committee. The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s Board of Directors the engagement of independent auditors to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Company intends to establish a compensation committee of the board of directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

No directors of the Company have received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.  The Company may pay cash compensation to its directors in the future, however, no final determination has been made as of the date hereof.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s Chief Executive Officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

SUMMARY COMPENSATION TABLE
(all figures in US Dollars)

Name of Officer	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total

Guoqiang Zhan	2007	-	-	-	-	-	-	-	-
	2006	-	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-	-
Yanbin Guo	2007	-	-	-	-	-	-	-	-
	2006	-	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-	-
Baolong Liu	2007	-	-	-	-	-	-	-	-
	2006	-	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-	-

Mr. Zhan, Mr. Guo, and Mr. Liu have not received any cash compensation from the Company in the last three years.  The Company may pay cash compensation to its officers in the future, however, no final determination has been made as of the date hereof.

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the year ended December 31, 2007.

During the year ended December 31, 2007, none of the named executive officers exercised any stock options.

Employment Agreements

The Company has no employment agreements with any of its employees.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability; however, the Company is in the process of investigating the availability of such insurance.

Certain Relationships and Related Transactions

None.

Description of Securities

The Company is authorized to issue 500,000,000 shares of common stock, $.0001 par value, of which 22,141,375 shares are issued and outstanding. The Company is also authorized to issue 10,000,000 shares of preferred stock, par value $.0001, of which 1,350,000 shares are issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of common stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $.0001 par value, which may be issued in series. The holders of preferred stock are entitled to vote together with the common stock on all matters presented to a vote on and as converted basis, which is each preferred shares convertible into 50 shares of common stock. The board of directors is empowered to fix and determine the designations, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof.

Registration Rights

None.

Market Price and Dividends

Hao Yu is, and has always been, a privately-held company. There is not, and never has been, a public market for the securities of Hao Yu. The Registrant’s common stock is approved for trading on the OTC Bulletin Board under the symbol EVSF, but there is currently no liquid trading market.

For the foreseeable future, except for the special cash distribution, the Company does not intend pay cash dividends to its stockholders. Hao Yu does not intend to pay any cash dividends to its parent shareholder.

Indemnification of Directors and Officers

Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company will indemnify to the fullest extent permitted by, and in the manner permissible under law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was director, officer, employee or agent of the corporation, or is or was serving at our request as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. It also covers costs. The Company may pay advancements towards these expenses. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section ten of EVSF’s Articles of Incorporation provides for indemnification in favor of directors, officers, employees and agents of EVSF to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware. Indemnified persons are held harmless against any and all of the expenses, liabilities, judgments, fines, amounts paid in settlement or other matters. The corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, which or not the corporation would have the power to indemnify him or her.

Section 6.4 of EVSF’s By-Laws provides, among other things, that the corporation will indemnify to the fullest extent permitted by law any current or former director or officer of the Corporation who was or is a party or is threatened to be made a party to any proceeding (other than a proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or any of its subsidiaries, against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner the director or  officer reasonably believed was in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, the director or officer, in addition, had no reasonable cause to believe that the director's or officer's conduct was unlawful.

Trading Information

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “EVSF,” but there is currently no liquid trading market. The challenges for the Company will be to educate the market as to the values inherent in an innovative educational system business located in China and to develop an actively trading market.

The transfer agent for our common stock is Guardian Registrar & Transfer, Inc., 7951 Southwest 6th Street, Suite 216, Plantation, FL 33324, Attn: Elson Soto, Jr. Tel: (954) 915-0105.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the minutes of a Board meeting held on June 1, 2008, the board of directors of the Company accepted the resignation of Mr. Guoqiang Zhan, President and Director of the Company. The board appointed Mr. Yanbin Guo as President, Chief Executive Officer, and Director of the Company.  The board also appointed Ms. Changping Yan as a Director of the Company. These appointments are effective as of June 1, 2008.

Prior to the exchange, Mr. Guo was the 100% shareholder of Hao Yu.

On August 7, 2008, the board of directors of the Company approved the appointment of Mr. Baolong Liu to the position of Chief Financial Officer of the Company, e ffective immediately.

As a result of the exchange of a majority of EVSF’s common stock for all of the share capital of ADDE, ADDE has acquired majority control of the outstanding common stock of EVSF and has appointed its candidates to the Board of Directors at closing. Mr. Yanbin Guo and Ms. Changping Yan are the directors since the resignation of Mr. Zhan.

As of the Closing of the acquisition of ADDE, Mr. Zhan no longer served as President or Director of the Registrant. The new Board of Directors will consist of Mr. Yanbin Guo and Ms. Changping Yan.

Reference is made to pages  15-16 hereof for a complete biography of the new directors and executive officers of the Company.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Guo, Mr. Liu, or Ms. Yan had or will have a direct or indirect material interest. In addition, the Registrant does not have an employment contract with Mr. Guo or Mr. Liu.

Item 5.06.    Change in Shell Company Status

As a result of the consummation of the transactions contemplated by the Agreement, EVSF believes that it will no longer be a “shell company;” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.    Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), Hao Yu’s Balance Sheets as of March 31, 2008, December 31, 2007 and December 31, 2006 and the related consolidated statements of operations, shareholders' equity and cash flows for the three months ended March 31, 2008, the year ended December 31, 2007 and the year ended December 31, 2006 have been attached as Exhibit 99.1 hereto.

(b)  Pro Forma Financial Information.

In accordance with Item 9.01(b), the Company’s pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1
Share Exchange Agreement by and among EVSF, ADDE, and Mr. Zhan, dated March 4, 2008. (incorporated by reference from Exhibit 10.1 to a current report on Form 8-K filed with the Commission on March 11, 2008)

2.2	Share Exchange Agreement by and among ADDE and Hao Yu, dated March 1, 2008. (Translation) (incorporated by reference from a current report on Form 8-K filed with the Commission on August 1, 2008)
3.1	Articles of Incorporation of EVSF (incorporated by reference from Exhibit 3.1 to a registration statement on Form 10SB12G filed with the Commission on January 18, 2007)
3.2	By-laws of EVSF (incorporated by reference from Exhibit 3.7 to a registration statement on Form 10SB12G filed with the Commission on January 18, 2007)
21.1	List of Subsidiaries (incorporated by reference from a current report on Form 8-K filed with the Commission on August 1, 2008)
99.1
Consolidated balance sheets of Hao Yu as of March 31, 2008, December 31, 2007 and December 31, 2006 and the related consolidated statements of operations, shareholders' equity and cash flows for the three months ended March 31, 2008, the year ended December 31, 2007 and the year ended December 31, 2006. (incorporated by reference from a current report on Form 8-K filed with the Commission on August 1, 2008)

99.2
(a)  EVSF’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008.
(b)  EVSF’s Unaudited Pro Forma Condensed Consolidated Statement of Income for the three month period ended March 31, 2008.
(c)  EVSF’s Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2007.
(incorporated by reference from a current report on Form 8-K filed with the Commission on August 1, 2008)

99.3
(a)  ADDE’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008.
(b)  ADDE’s Unaudited Pro Forma Condensed Consolidated Statement of Income for the three month period ended March 31, 2008.
(c)  ADDE’s Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2007.
(incorporated by reference from a current report on Form 8-K filed with the Commission on August 1, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 13, 2008	ENVIROSAFE, CORP.

	By:	/s/ Yanbin Guo
Yanbin Guo
Chief Executive Officer